UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2016

RigNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35003	76-0677208
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1880 S. Dairy Ashford, Suite 300 Houston, Texas	77077-4760
(Address of principal executive offices)	(zip code)

(281) 674-0100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 7.01.	Regulation FD Disclosure

RigNet, Inc. (the “Company”) will deliver a presentation to certain investors in a non-deal roadshow beginning September 6, 2016. A copy of the presentation materials being delivered by the Company is attached to this current report as Exhibit 99.1.

This Form 8-K and the information attached below shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended (“Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company or any of its affiliates. The information in the materials is presented as of September 6, 2016, and the Company does not assume any obligation to update such information in the future. Please see the forward looking statement safe harbor in the attached presentation.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Exhibit Description

99.1	RigNet, Inc. Investor Presentation as of September 6, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGNET, INC.

By:	/s/ Charles E. Schneider
Charles E. Schneider
Chief Financial Officer

Dated: September 6, 2016

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INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

99.1	RigNet, Inc. Investor Presentation as of September 2016.

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